UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025 (January 9, 2025)

AIMFINITY INVESTMENT CORP. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41361	N/A
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

221 W 9th St, PMB 235 Wilmington, Delaware 19801
(Address of principal executive offices)

(425) 365-2933

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, consisting of one Class A ordinary share, $0.0001 par value, one Class 1 redeemable warrant and one-half of one Class 2 redeemable warrant	AIMAU	The Nasdaq Stock Market LLC
Class A ordinary shares, $0.0001 par value	AIMA	The Nasdaq Stock Market LLC
Class 1 redeemable warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50	AIMAW	The Nasdaq Stock Market LLC
Class 2 redeemable warrants, each exercisable for one Class A ordinary share at an exercise price of $11.50	AIMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2025, Aimfinity Investment Corp. I, a Cayman Islands exempted company (the “Company”), held an extraordinary general meeting (the “Shareholder Meeting”) in lieu of an annual general meeting, which was previously adjourned on December 30, 2024.

At the Shareholder Meeting, the shareholders of the Company, by special resolution, approved the proposal to amend Company’s third amended and restated memorandum and articles of associations (the “Charter”), which previously provided that the Company has until April 28, 2024 to complete a Business Combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional one-month extension (each, a “Monthly Extension”), for a total of up to nine months to January 28, 2025, by deleting in their entirety and substituting in their place of the fourth amended and restated memorandum and articles of association of the Company (the “Amended Charter”), which provides that the Company has until January 28, 2025 to complete a Business Combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional Monthly Extension, for a total of up to nine months to October 28, 2025, by depositing to the Company’s trust account (the “Trust Account”) an amount equal to $0.05 for each remaining public share at the time of such deposit.

A copy of the Amended Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Shareholder Meeting, there were 3,416,591 issued and outstanding ordinary shares in meeting or presented by proxy at the Shareholder Meeting, representing 60.82% of the total Class A and Class B ordinary shares, voting as a single class, outstanding as of November 27, 2024, the record date.

The final results for the matter submitted to a vote of the Company’s shareholders at the Shareholder Meeting are as follows:

1. The Charter Amendment Proposal

The shareholders approved the proposal to amend the Company’s Charter to provide that the Company has until January 28, 2025 to complete a Business Combination, and may elect to extend the period to consummate a Business Combination up to nine times, each by an additional Monthly Extension, for a total of up to nine months, to October 28, 2025. The voting results were as follows:

FOR	AGAINT	ABSTAIN
2,780,363	636,228	0

2. The Director Re-election Proposal

The holders of Class B ordinary shares approved the proposal, by ordinary resolutions, to approve the re-election of Kevin D. Vassily as Class I director of the Company to serve a three-year term until the third succeeding annual general meeting after this Shareholder Meeting or until his successor is appointed and qualified. The voting results were as follows:

FOR	AGAINT	ABSTAIN
2,780,363	636,228	0

3. The Auditor Appointment Proposal

The shareholders approved the proposal, by ordinary resolutions, to ratify the engagement of MaloneBailey, LLP to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2023 and approve the engagement of MaloneBailey, LLP to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2024. The voting results were as follows:

FOR	AGAINT	ABSTAIN
2,969,863	446,728	0

Item 7.01 Regulation FD Disclosure.

On January 10, 2025, the Company issued a press release (the “Press Release”) announcing that Shareholder Meeting result. A copy of the Press Release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and the Press Release hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

In connection with the votes to approve the Charter Amendment Proposal, 1,996,522 Class A Ordinary Shares included in the new units of the Company were tendered for redemption. Upon the completion of the redemption of the Class A Ordinary Shares, the Class 2 warrants included in the new units that are attached to the redeemed Class A Ordinary Shares will be automatically forfeited and cancelled without any additional action by the holders.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Form of Fourth Amended and Restated Memorandum and Articles of Associate, dated January 9, 2025.
99.1	Press Release, dated January 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aimfinity Investment Corp. I

	By:	/s/ I-Fa Chang
	Name:	I-Fa Chang
	Title:	Chief Executive Officer

Date: January 13, 2025

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